Exhibit 99.1

                Culp, Inc. Responds to Solutia Inc. Announcement

     HIGH POINT, N.C.--(BUSINESS WIRE)--Jan. 27, 2005--Culp, Inc. (NYSE:CFI) today issued the following statement in response to an announcement on January 25, 2005, by Solutia Inc., the company's supplier for acrylic fiber used to spin yarn. On December 17, 2003, Solutia filed for reorganization under Chapter 11 of the federal bankruptcy laws. While the previous actions taken by this supplier have generally not had an adverse effect on supplies to Culp, Solutia has now notified its customers, including Culp, of plans to exit the acrylic fiber business in early to mid-April, pending approval by the U.S. Bankruptcy Court.
     The company estimates that fabrics utilizing this type of fiber represent approximately one-third of Culp's overall sales. All of Culp's fabrics that are manufactured using acrylic fiber are within the company's upholstery fabrics segment, representing approximately one-half of total sales for this segment.
     Commenting on the news, Robert G. Culp, III, chairman and chief executive officer, stated, "While we regret that Solutia has made this business decision, we have already identified and contacted several international suppliers as alternative sources for procuring this particular fiber. With our recent offshore sourcing activities, we have established an international presence that will enhance our ability to find a suitable supplier. However, until we make alternative arrangements, we anticipate an immediate increase in raw material costs for this fiber and related unit production costs. Unfortunately, in order to mitigate the impact of this situation, in the short term we do expect to implement a price increase in our upholstery fabrics segment.
     "Our goal is to minimize the disruption to our customers," added Culp. "We will work closely with our customers to continue to supply the fabrics they need that utilize this acrylic fiber. Additionally, we will focus on offering a selection of alternative fabrics, such as fabrics woven from other types of yarn, including internally produced yarn, and the popular microdenier suedes that are not affected by this event. It is also important to note that this will only affect our upholstery fabrics segment and customers. Acrylic fiber is not utilized by the company's mattress fabrics segment, which now accounts for approximately 40 percent of Culp's overall business."
     Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

     This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


     CONTACT: Culp, Inc., High Point
              Investor Contact:
              Kathy J. Hardy, 336-888-6209
              or
              Media Contact:
              Kenneth M. Ludwig, 336-889-5161